EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
THE GABELLI CONVERTIBLE SECURITIES FUND, INC. (the "Fund")
EXHIBIT TO ITEM 77C

	The Annual Meeting of Shareholders of the Fund was held on May 20, 2002. The following proposals were submitted for a vote of the shareholders:

1.	To elect two Directors of the Fund, with holders of the
Fund's Common Stock and holders of its 8.00% Cumulative
Preferred Stock ("Preferred Stock"), voting together as a single class.


                                                         Percent
                                                         Represented
                                                         at the Meeting
                                                         Voting in Favor
                                                         (Common and
                                                         Preferred
                                                         Shareholders
                                          Withholding    voting as a
                             For           Authority     single Class)

Anthonie C. van Ekris  6,941,983.11     54,272.14           99.22%
Salvatore J. Zizza     6,946,923.07     49,332.18           99.29%

2.	To elect two Directors of the Fund, with holders of its
Preferred Stock voting as a seperate class.


                                                        Percent
                                                        Represented
                                                        at the Meeting
                                                        Voting in Favor
                                         Withholding    (Preferred
                             For         Authority      Shareholders only)

Anthony J. Colavita      1,153,862.00    12,092.00       98.96%
Werner J. Roeder         1,152,862.00    13,092.00       98.88%

	The remaining Directors in office are: E. Val Cerutti,
Dugald A. Fletcher, Mario J. Gabelli, Karl Otto Pohl, and Anthony
R. Pustorino.